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                                                                  Exhibit (J)(2)
[PRICEWATERHOUSECOOPERS LOGO]
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                                                      PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                              New York, NY 10036
                                                        Telephone (646) 471 4000
                                                        Facsimile (646) 471 8910


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement of ING Principal Protection Fund X, relating to Class A, Class B and Class C, comprising part of the Registration Statement (No. 333-56881) of ING Equity Trust, of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in Exhibit 99 to such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

March 31, 2004